EX-99.B-77Q1

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I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT THE SAID “WADDELL & REED INVESTED PORTFOLIOS”, FILED A CERTIFICATE OF AMENDMENT, CHANGING ITS NAME TO “INVESTED PORTFOLIOS”, THE NINETEENTH DAY OF SEPTEMBER, A.D. 2011, AT 5 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID STATUTORY TRUST IS DULY FORMED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.